Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Genesis Healthcare, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-205851) on Form S-3 and (No. 333-143069, 333-159026, 333-173925, 333-188485 and 333-204668) on Form S-8 of Genesis Healthcare, Inc. and subsidiaries (the Company) of our reports dated March 14, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10 K of the Company.

Our report dated March 14, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to ineffective controls over segregation of duties and ineffective information technology access controls and automated controls within the Company’s general ledger, payroll/human resources, and accounts payable IT system applications has been identified and included in management’s assessment.

The scope of management’s assessment of their effectiveness of internal control over financial reporting included Genesis Healthcare Inc.’s consolidated operations except for the operations of Revera Inc., which was acquired in December 2015. Revera Inc. represented 3% of Genesis Healthcare Inc.’s consolidated total assets and less than 1% of consolidated revenues as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Genesis Healthcare Inc. also excluded an evaluation of the internal control over financial reporting of Revera Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2016